Exhibit 99.1

AMSC Reports Fourth Quarter 2013 Financial Results and Provides Business Outlook

Company to host conference call today at 10:00 am ET

Devens, MA – June 5, 2014 – AMSC (NASDAQ: AMSC), a global solutions provider serving wind and power grid industry leaders, today reported financial results for its fourth quarter and full year fiscal 2013 ended March 31, 2014.

Revenues for the fourth quarter of fiscal 2013 were $16.3 million, compared with $20.4 million for the same period of fiscal 2012 and $20.6 million for the third quarter of fiscal 2013. The year over year decrease in revenues in the fourth fiscal quarter was a result of lower revenues in the Company’s Grid segment, partially offset by higher Wind segment revenues.

AMSC’s net loss for the fourth quarter of fiscal 2013 increased to $22.7 million, or $0.33 per share, from $19.8 million, or $0.35 per share, for the same period of fiscal 2012. For the third quarter of fiscal 2013, AMSC’s net loss was $8.4 million, or $0.14 per share. Net loss in the fourth fiscal quarter included restructuring and impairment charges of $2.1 million, as well as a non-cash charge of approximately $5.2 million for a loss on extinguishment of debt associated with the final conversion of the Company’s then outstanding convertible note.

Excluding the aforementioned charges and other items, the Company’s non-GAAP net loss for the fourth quarter of fiscal 2013 was $9.4 million, or $0.14 per share, compared with a non-GAAP net loss of $11.8 million, or $0.21 per share, in the same period of fiscal 2012 and $5.7 million, or $0.09 per share, in the third quarter of fiscal 2013. Please refer to the financial table below for a reconciliation of GAAP to non-GAAP results.

Revenues for the full year fiscal 2013 were $84.1 million as compared to $87.4 million in fiscal year 2012. Wind revenue grew by 26% in fiscal 2013 compared with fiscal 2012, but this growth was offset by lower Grid revenue in fiscal 2013. AMSC reported a net loss for full year fiscal 2013 of $56.3 million, or $0.90 per share, compared to a net loss of $66.1 million, or $1.25 per share, for fiscal year 2012. The Company’s non-GAAP net loss for full year fiscal 2013 was $34.1 million, or $0.54 per share, compared with a non-GAAP net loss of $52.3 million, or $0.98 per share, for fiscal year 2012.

Cash, cash equivalents, and restricted cash at March 31, 2014 totaled $49.4 million, compared with $41.7 million as of December 31, 2013. The sequential increase in cash was driven by both positive cash flows from operations during the fourth quarter as well as proceeds received from the Company’s At-Market Sales Facility (“ATM”). During the fourth quarter of fiscal 2013, the Company received net proceeds under the ATM, after deducting sales commissions, of $4.1 million from the issuance of approximately 2.5 million shares of common stock at an average sales price of $1.74 per share.

AMSC Reports Q4 Results	Page 2

“In fiscal year 2013, we were able to reduce our operating expenses as well as decrease our cash burn. These efforts, combined with our financing activities, resulted in a year-over-year decrease of under $1 million in our cash balance, including restricted cash. We believe our current liquidity position provides us the flexibility to focus on positioning the Company for future growth,” said Daniel P. McGahn, President and CEO, AMSC. “In fiscal 2014, we are focused on putting into place the pieces that will help us drive towards our vision of sustained revenue growth in 2015 and beyond. We have delivered on a first piece through the $40 million order that we announced with Inox Wind today.”

Business Outlook

For the first fiscal quarter ending June 30, 2014, AMSC expects that its revenues will be in the range of $11 million to $13 million. Revenues are expected to be sequentially lower in the Company’s Wind segment due to temporary manufacturing issues at one of its Wind customers. The Company’s net loss for the first quarter of fiscal 2014 is expected to be less than $16 million, or $0.20 per share. AMSC expects that its non-GAAP net loss (as defined below) for the first quarter of fiscal 2014 will be less than $13.5 million, or $0.17 per share. For the full fiscal year 2014, the Company expects revenues to be down slightly compared to fiscal 2013.

Conference Call Reminder

In conjunction with this announcement, AMSC management will participate in a conference call with investors beginning at 10:00 a.m. Eastern Time today to discuss the company’s results and its business outlook. Those who wish to listen to the live or archived conference call webcast should visit the “Investors” section of the company’s website at http://www.amsc.com/investors. The live call also can be accessed by dialing 719-325-2432 and using conference ID 2739570.

About AMSC (NASDAQ: AMSC)

AMSC generates the ideas, technologies and solutions that meet the world’s demand for smarter, cleaner … better energy™. Through its Windtec™ Solutions, AMSC provides wind turbine electronic controls and systems, designs and engineering services that reduce the cost of wind energy. Through its Gridtec™ Solutions, AMSC provides the engineering planning services and advanced grid systems that optimize network reliability, efficiency and performance. The company’s solutions are now powering gigawatts of renewable energy globally and are enhancing the performance and reliability of power networks in more than a dozen countries. Founded in 1987, AMSC is headquartered near Boston, Massachusetts with operations in Asia, Australia, Europe and North America. For more information, please visit www.amsc.com.

AMSC, Windtec, Gridtec, and Smarter, Cleaner … Better Energy are trademarks or registered trademarks of American Superconductor Corporation. All other brand names, product names, trademarks or service marks belong to their respective holders.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any statements in this release about our beliefs regarding the flexibility provided by our current liquidity position, our beliefs regarding our progress in connection with an order with Inox Wind, our focus on achieving sustained revenue growth in 2015 and beyond, our expectations regarding our future financial results and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements

AMSC Reports Q4 Results	Page 3

represent management’s current expectations and are inherently uncertain. There are a number of important factors that could materially impact the value of our common stock or cause actual results to differ materially from those indicated by such forward-looking statements. Such factors include: We have a history of operating losses, which may continue in the future. Our operating results may fluctuate significantly from quarter to quarter and may fall below expectations in any particular fiscal quarter; We have a history of negative operating cash flows, and we may require additional financing in the future, which may not be available to us; Our Term Loans include certain covenants and other events of default. Should we not comply with these covenants or incur an event of default, we may be required to repay our obligation in cash, which could have an adverse effect on our liquidity; We may be required to issue performance bonds or provide letters of credit, which restricts our ability to access any cash used as collateral for the bonds or letters of credit; Changes in exchange rates could adversely affect our results from operations; If we fail to maintain proper and effective internal controls over financial reporting, our ability to produce accurate and timely financial statements could be impaired and may lead investors and other users to lose confidence in our financial data; Our success in addressing the wind energy market is dependent on the manufacturers that license our designs; Our success is dependent upon attracting and retaining qualified personnel and our inability to do so could significantly damage our business and prospects; We may not realize all of the sales expected from our backlog of orders and contracts; Our financial condition may have an adverse effect on our customer and supplier relationships; Failure to successfully execute the consolidation of our Grid manufacturing operations or achieve expected savings could adversely impact our financial performance; Our business and operations would be adversely impacted in the event of a failure or security breach of our information technology infrastructure; We may not be able to launch operations at our newly leased manufacturing facility in Romania, and, if we are able to do so, we may have manufacturing quality issues, which would negatively affect our revenues and financial position; We rely upon third-party suppliers for the components and subassemblies of many of our Wind and Grid products, making us vulnerable to supply shortages and price fluctuations, which could harm our business; Many of our revenue opportunities are dependent upon subcontractors and other business collaborators; If we fail to implement our business strategy successfully, our financial performance could be harmed; Problems with product quality or product performance may cause us to incur warranty expenses and may damage our market reputation and prevent us from achieving increased sales and market share; New regulations related to conflict-free minerals may force us to incur significant additional expenses; Our contracts with the U.S. government are subject to audit, modification or termination by the U.S. government and include certain other provisions in favor of the government. The continued funding of such contracts remains subject to annual congressional appropriation which, if not approved, could reduce our revenue and lower or eliminate our profit; Many of our customers outside of the United States are, either directly or indirectly, related to governmental entities, and we could be adversely affected by violations of the United States Foreign Corrupt Practices Act and similar worldwide anti-bribery laws outside the United States; We have limited experience in marketing and selling our superconductor products and system-level solutions, and our failure to effectively market and sell our products and solutions could lower our revenue and cash flow; We may acquire additional complementary businesses or technologies, which may require us to incur substantial costs for which we may never realize the anticipated benefits; Our success depends upon the commercial use of high temperature superconductor (HTS) products, which is currently limited, and a widespread commercial market for our products may not develop; Growth of the wind energy market depends largely on the availability and size of government subsidies and economic incentives; We have operations in and depend on sales in emerging markets, including China and India, and global conditions could negatively affect our operating results or limit our ability to expand our operations outside of these countries. Changes in China’s or India’s political, social, regulatory and economic environment may affect our financial performance; Our products face intense competition, which could limit our ability to acquire or retain customers; Our international operations are subject to risks that we do not face in the United States, which could have an adverse effect on our operating results; Adverse changes in domestic and global economic conditions could adversely affect our operating results; We may be unable to adequately prevent disclosure of trade secrets and other proprietary information; Our patents may not provide meaningful protection for our technology, which could result in us losing some or all of our market position; There are a number of technological challenges that must be successfully addressed before our superconductor products can gain widespread commercial acceptance, and our inability to address such technological challenges could adversely affect our ability to acquire customers for our products; We have not manufactured our Amperium wire in commercial quantities, and a failure to manufacture our Amperium wire in commercial quantities at acceptable cost and quality levels would substantially limit our future revenue and profit potential; Third parties have or may acquire patents that cover the materials, processes and technologies we use or may use in the future to manufacture our Amperium products, and our success depends on our ability to license such patents or other proprietary rights; Our technology and products could infringe intellectual property rights of others, which may require costly litigation and, if we are not successful, could cause us to pay substantial damages and disrupt our business; We have filed a demand for arbitration and other lawsuits against our former largest customer, Sinovel, regarding amounts we contend are overdue. We cannot be certain as to the outcome of these proceedings; We have been named as a party in various legal proceedings, and we may be named in additional litigation, all of which will require significant management time and attention, result in significant legal expenses and may result in an unfavorable outcome, which could have a material adverse effect on our business, operating results and financial condition; Our common stock has experienced, and may continue to experience, significant market price and volume fluctuations, which may prevent our stockholders from selling our common stock at a profit and could lead to costly litigation against us that could divert our management’s attention.

AMSC Reports Q4 Results	Page 4

These and the important factors discussed under the caption “Risk Factors” in Part 1. Item 1A of our Form 10-K for the fiscal year ended March 31, 2014, and our other reports filed with the SEC, among others, could cause actual results to differ materially from those indicated by forward-looking statements made herein and presented elsewhere by management from time to time. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

AMSC Reports Q4 Results	Page 5

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three months ended		Years ended
	March 31,		March 31,
	2014	2013	2014	2013
Revenues
Wind	$12,671	$8,910	$55,608	$44,231
Grid	3,616	11,509	28,509	43,188

Total Revenues	16,287	20,419	84,117	87,419
Cost of revenues	16,397	18,094	72,858	71,937

Gross profit (loss)	(110)	2,325	11,259	15,482

Operating expenses:
Research and development	3,112	3,846	12,173	15,325
Selling, general and administrative	9,490	13,348	37,230	49,652
Restructuring and impairments	2,126	1,076	2,998	7,922
Amortization of acquisition related intangibles	39	82	287	324

Total operating expenses	14,767	18,352	52,688	73,223

Operating loss	(14,877)	(16,027)	(41,429)	(57,741)
Change in fair value of derivatives and warrants	(18)	1,442	1,872	7,556
Loss on extinguishment of debt	(5,197)	—	(5,197)	—
Interest expense, net	(2,411)	(4,757)	(9,661)	(14,948)
Other expense, net	(83)	(10)	(991)	(1,262)

Loss before income tax expense	(22,586)	(19,352)	(55,406)	(66,395)
Income tax (benefit) expense	119	420	852	(264)

Net loss	$(22,705)	$(19,772)	$(56,258)	$(66,131)

Net loss per common share
Basic	$(0.33)	$(0.35)	$(0.90)	$(1.25)

Diluted	$(0.33)	$(0.35)	$(0.90)	$(1.25)

Weighted average number of common shares outstanding
Basic	68,853	56,576	62,622	53,070

Diluted	68,853	56,576	62,622	53,070

AMSC Reports Q4 Results	Page 6

UNAUDITED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31,	March 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$43,114	$39,243
Accounts receivable, net	7,556	18,864
Inventory	20,694	33,473
Prepaid expenses and other current assets	9,004	22,469
Restricted cash	2,913	6,136

Total current assets	83,281	120,185
Property, plant and equipment, net	64,574	74,626
Intangibles, net	1,995	2,749
Restricted cash	3,394	4,820
Deferred tax assets	7,724	5,354
Other assets	7,541	9,020

Total assets	$168,509	$216,754

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$21,764	$31,578
Note payable, current portion, net of discount of $555 as of March 31, 2014 and $458 as of March 31, 2013	6,240	4,158
Current portion of convertible note, net of discount of $4,289 as of March 31, 2013	—	4,610
Derivative liabilities	2,601	4,162
Deferred revenue	9,456	29,805
Deferred tax liabilities	7,761	5,444

Total current liabilities	47,822	79,757
Note Payable, net of current portion and discount of $287 as of March 31, 2014 and $95 as of March 31, 2013	6,380	3,367
Convertible note net of current portion and discount of $600 as of March 31, 2013	—	5,881
Deferred revenue	990	1,340
Other liabilities	1,058	1,291

Total liabilities	56,250	91,636

Stockholders’ equity:
Common stock	789	603
Additional paid-in capital	966,390	923,847
Treasury stock	(370)	(313)
Accumulated other comprehensive loss	1,839	1,112
Accumulated deficit	(856,389)	(800,131)

Total stockholders’ equity	112,259	125,118

Total liabilities and stockholders’ equity	$168,509	$216,754

AMSC Reports Q4 Results	Page 7

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year ended March 31,
	2014	2013
Cash flows from operating activities:
Net loss	$(56,258)	$(66,131)
Adjustments to reconcile net (loss) income to net cash (used in) provided by operations:
Depreciation and amortization	10,615	13,054
Stock-based compensation expense	10,696	8,138
Restructuring charges, net of payments	167	902
Impairment of long-lived and intangible assets	1,265	4,984
Provision for excess and obsolete inventory	316	2,230
Adverse purchase commitment recoveries, net	—	(7,768)
Prepaid VAT reserve	1,426	—
Loss on minority interest investments	1,008	2,231
Change in fair value of derivatives and warrants	(1,872)	(7,556)
Loss on extinguishment of debt	5,197	—
Non-cash interest expense	7,713	12,426
Other non-cash items	1,813	2,427
Changes in operating asset and liability accounts:
Accounts receivable	11,379	(751)
Inventory	13,043	(6,457)
Prepaid expenses and other current assets	12,512	8,887
Accounts payable and accrued expenses	(10,861)	(21,864)
Deferred revenue	(21,426)	9,977

Net cash used in operating activities	(13,267)	(45,271)

Cash flows from investing activities:
Net cash provided by investing activities	4,009	7,353

Cash flows from financing activities:
Net cash provided by financing activities	12,796	31,221

Effect of exchange rate changes on cash and cash equivalents	333	(339)

Net increase (decrease) in cash and cash equivalents	3,871	(7,036)
Cash and cash equivalents at beginning of year	39,243	46,279

Cash and cash equivalents at end of period	$43,114	$39,243

AMSC Reports Q4 Results	Page 8

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS)

(In thousands, except per share data)

	Three months ended March 31,		Year ended March 31,
	2014	2013	2014	2013
Net loss	$(22,705)	$(19,772)	$(56,258)	$(66,131)
Adverse purchase commitments (recoveries), net	—	660	—	(7,768)
Stock-based compensation	3,368	2,170	10,696	8,138
Amortization of acquisition-related intangibles	39	82	287	324
Restructuring and impairment charges	2,126	1,076	2,998	7,922
Sinovel litigation	23	280	18	691
Loss contingency for shareholder litigation	—	1,800	—	1,800
Consumption of zero cost-basis inventory	(674)	(721)	(4,308)	(2,111)
Prepaid VAT reserve	1,426	—	1,426	—
Change of fair value of derivatives and warrants	18	(1,442)	(1,872)	(7,556)
Loss on extinguishment of debt	5,197	—	5,197	—
Non-cash interest expense	1,811	4,022	7,713	12,426

Non-GAAP net loss	$(9,371)	$(11,845)	$(34,103)	$(52,265)

Non-GAAP loss per share	$(0.14)	$(0.21)	$(0.54)	$(0.98)

Weighted average shares outstanding	68,853	56,576	62,622	53,070

RECONCILIATION OF FORECAST GAAP NET LOSS TO NON-GAAP NET LOSS

(In millions, except per share data)

Three months ending June 30, 2014
Net loss	$(16.0)
Stock-based compensation	1.9
Restructuring and impairment charges	1.1
Non-cash interest expense	0.2
Consumption of zero-cost inventory	(0.7)

Non-GAAP net loss	$(13.5)

Non-GAAP net loss per share	$(0.17)

Shares outstanding	78.9

AMSC Reports Q4 Results	Page 9

Note: Non-GAAP net loss is defined by the Company as net loss before adverse purchase commitments (recoveries) losses, net; stock-based compensation; amortization of acquisition-related intangibles; restructuring and impairment charges; Sinovel litigation costs; loss contingency for shareholder litigation; consumption of zero cost-basis inventory; prepaid VAT reserve; non-cash interest expense; change in fair value of derivatives and warrants; and loss on extinguishment of debt; net of any tax effects related to these items. The Company believes non-GAAP net loss assists management and investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding these non-cash, non-recurring or other charges that it does not believe are indicative of its core operating performance. The Company also regards non-GAAP net loss as a useful measure of operating performance to complement operating loss, net loss and other GAAP financial performance measures. In addition, the company uses non-GAAP net loss as a factor in evaluating management’s performance when determining incentive compensation and to evaluate the effectiveness of its business strategies.

Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP measures included in this release, however, should be considered in addition to, and not as a substitute for or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. A reconciliation of non-GAAP to GAAP net loss is set forth in the table above.

AMSC Contact:

Kerry Farrell

Phone: 978-842-3247

Email: kerry.farrell @ amsc.com